UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 2, 2008

INTERNATIONAL MONETARY SYSTEMS, LTD.
(Exact Name of Registrant as Specified in Charter)

WISCONSIN	000-30853	39-1924096
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16901 West Glendale Drive New Berlin, Wisconsin	53151
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 262-780-3640

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

International Monetary Systems, Ltd.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.02 - NON-RELIANCE OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

On April 1, 2008, we discovered that there was a misclassification error in reporting the current and long-tem portions of common stock subject to guarantees.  Accordingly, our financial statements as of December 31, 2007 are being restated to properly increase current liabilities subject to stock guarantees by $342,336 and reduce the long-term portion of stock guarantees by the same amount. These adjustments only effect the classification of current and long-term liabilities in the balance sheet and do not have any effect on our net loss, loss per share, cash flows or stockholder equity.

The Company’s Chief Financial Officer and members of the Audit Committee have discussed the item above with the Company’s independent accountants for the aforementioned financial periods. The Company intends to file its restated financial statements for 2007 in conjunction with the filing of the Company’s Annual Report on Form 10-KSB/A for the years ended December 31, 2007 and 2006 as soon as possible, but no later than April 4, 2008.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired: Not applicable

 (b)                  Exhibits: None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

International Monetary Systems, Ltd.
(Registrant)

Date: April 2, 2008	By: /S/ Danny W Weibling Danny W Weibling Chief Financial Officer and Treasurer